Exhibit 99.02
CONSENT OF CITIGROUP GLOBAL MARKETS INC.
The Board of Directors
Flextronics International Ltd.
One Marina Boulevard, #28-00
Singapore
Members of the Board:
We hereby consent to the inclusion of our opinion letter, dated June 3,2007 as Annex D to, and to the reference thereto under the caption “SUMMARY OF THE JOINT PROXY STATEMENT- PROSPECTUS- Opinion of Flextronics’ Financial Advisor” and “THE MERGER-Opinion of Flextronics’ Financial Advisor” in, the Joint Proxy Statement relating to the proposed merger involving Flextronics and Solectron, which Joint Proxy Statement/Prospectus forms a part of Amendment No. 1 to the Registration Statement on Form S-4 of Flextronics International Ltd. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ CITIGROUP GLOBAL MARKETS INC.
CITIGROUP GLOBAL MARKETS INC.

August 3, 2007